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                                                                    Exhibit 3.13

                                    BYLAWS
                                    ------

                                      OF
                                      --

                                CRICKETT, LTD.
                                --------------

I.   Meetings of Shareholders.
     ------------------------

     A.   Annual Meeting.  A regular annual meeting of the shareholders shall be
          --------------
held, for the election of Directors and for any other proper purposes at the registered office of the Corporation on the 20/th/ day of January of each year, if such day is not a legal holiday; and if a legal holiday, then on the next secular day following, at such time as may be stated in the notice of the meeting.

     B.   Notice of Annual Meeting.  Written notice of the annual meeting of
          ------------------------
shareholders, stating the time and place thereof, shall be given personally or by letter to each shareholder entitled to vote at the meeting, at such address as appears on the books of the Corporation at least ten (10) days prior to the meeting.

     C.   List of Shareholders.  At least ten (10) days before every election of
          --------------------
directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order, with the address of each and the number of shares of each, shall be prepared by the secretary, and during said period of ten (10) days such list shall be kept on file at the registered office of the Corporation, available for examination by any shareholder. The list of the shareholders shall be produced and kept open at the time and place of election, during the whole time thereof, available for inspection by any shareholder who may be present.

     D.   Special Meetings of Shareholders.  Special meetings of the
          --------------------------------
shareholders shall be held at such times and places as may be fixed by the Board of Directors. If the place of any such meeting shall not have been fixed by the Board of Directors, the same shall be held at the registered office of the Corporation. Specials meetings of shareholders may be called at any time by the president, or by the secretary at the request in writing of a member of the Board of Directors or of shareholders owning not less than one-fifth of all the shares issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of such request, the secretary shall call such special meeting, to be held at

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such time, not less than ten (10) nor more than sixty (60) days thereafter, as may have been fixed by the Board of Directors, or in lieu thereof by the secretary. If the secretary shall refuse or neglect to issue such call, the person or persons making the request may issue the call for such special meeting.

     E.   Notice of Special Meeting.  Written notice of a special meeting of
          -------------------------
shareholders, stating the time, place and business to be transacted, shall be given personally or by mail, to each shareholder entitled to vote at the meeting, at such address as appears on the books of the corporation, at least ten days prior to the meeting.

     F.   Quorum.  The holders of a majority of the shares issued and
          ------
outstanding and entitled to vote, present, in person or by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law. If, however, such quorum shall not be present, in person or by proxy, at any meeting of the shareholders, the shareholders entitled to vote, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall attend. At such adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

     G.   Majority Vote to Determine Action.  When a quorum has attended any
          ---------------------------------
meeting, the vote of the holders of a majority of the shareholders having voting power, present in person or by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     H.   Voting by Proxy.  Except as otherwise provided by law, at any meeting
          ---------------
of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing, executed by such shareholder, or by his duly authorized attorney in fact, and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period, not exceeding three (3) years, however, unless coupled with an interest. Each shareholder shall have one vote for each share of

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stock having voting power, standing in his name on the books of the corporation, and except where the stock transfer books of the corporation shall have been closed or a date shall have been fixed by the Board of Directors as a record date for the determination of the shareholders entitled to vote, any share of stock which shall have been transferred on the books of the corporation within ten (10) days next preceding any meeting shall be voted by the transferor thereof.

     I.   Consent in Lieu of Meeting.  Any action which may be taken at a
          --------------------------
meeting of the shareholders may be taken without a meeting, if the consents in writing setting forth the action so taken shall be signed by all of the shareholders and filed with the secretary of the corporation.

II.  Board of Directors.
     ------------------

     A.   Number and Qualifications.  The business of the corporation shall be
          -------------------------
managed and conducted by a Board of Directors, consisting of no more than three
(3), as the shareholders shall determine, the present number of which is two. The directors need not be shareholders in the corporation. The number of directors may be increased or decreased by a vote of the majority of the shareholders taken at any regular or special meeting.

     B.   Election.  Directors shall be elected annually at the annual meeting
          --------
of the shareholders in the manner prescribed by law, to serve until the next annual meeting of shareholders and until others are chosen and qualified in their stead, or until their death, resignation or removal. If a vacancy occurs for any cause, including such vacancies as shall result from an increase in the number of authorized Directors, the remaining Directors, though less than a quorum, shall have the power to elect a Director or Directors to fill such vacancy or vacancies until the next succeeding elections and until a successor is duly elected and qualified.

     C.   Meetings.  The Directors may hold their meetings at such places as a
          --------
majority of the Directors may from time to time determine.

     D.   Executive Committee.  The Board of Directors may, by resolution
          -------------------
adopted by a majority of the whole Board, designate an Executive Committee of two or more directors, which to the extent provided in said resolution, shall have and may exercise the authority of the Board of Directors in the management of the business of the corporation. The Executive Committee

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shall keep regular minutes of its proceedings and, when requested, report the same to the Board at the next meeting thereof.

     E.   Compensation.  Directors shall not receive any compensation for their
          ------------
services as directors, but by resolution of the Board a fixed sum and their expenses incurred in attendance at meetings may be allowed and paid them in respect to each regular or special meeting of the Board attended by them; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     F.   Members of Committees - Compensation.  The Board of Directors may
          ------------------------------------
authorize the payment to members of the Executive Committee or of other standing committees of similar fixed sums and expenses for attending committee meetings.

     G.   Organization Meeting of Directors.  Each newly elected Board of
          ---------------------------------
Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum be present, at the same place as, and promptly after, the annual meeting of shareholders. Notice to Directors of such meeting need not be given except as otherwise expressly required by law. In the alternative, the Board of Directors may hold such meeting at such time and place as shall be fixed by the consent in writing of all the Directors, or if unanimous consents are not readily obtainable, it may meet with the consent of the majority of the Directors on not less than five (5) days' written notice of the time and place of the meeting to those not consenting.

     H.   Regular and Special Meetings.  Regular meetings of the Board of
          ----------------------------
Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board may be called by the president or chairman upon twenty-four (24) hours notice to each director, either personally or by mail; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of any one director.

     I.   Contracts with Corporation.  No transaction entered into by the
          --------------------------
corporation shall, in the absence of fraud, be affected by the fact that any Director of the corporation or any corporation, association or firm in which a Director of this

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corporation is a shareholder, director, officer, or member, is personally interested in it, and every Director of the corporation is hereby relieved from all disability which might otherwise prevent his contracting with the corporation for the benefit of himself or of any corporation, association or firm in which he may be in any way interested.

      J.   Action by Consent.  Any action which may be taken at a meeting of the
           -----------------
Directors may be taken without a meeting, if the consent or consents in writing setting forth the action so taken shall be signed by all of the Directors and filed with the Secretary of the corporation.

III.  Officers.
      --------

      A.   Designation of Officers.  The officers of the corporation shall be a
           -----------------------
president, a vice-president, a secretary, one or more assistant secretaries, a treasurer and one or more assistant treasurers. Two or more offices may be held by the same person. None of the officers need be directors of the corporation.

      B.   Election of Officers.  The Board of Directors, at its first meeting
           --------------------
after each meeting of shareholders, shall elect a President, a Vice-President, a Secretary and a Treasurer, and such other assistant officers as the Board deems necessary.

      C.   Appointment of Officers.  Subject to any action the Board may take
           -----------------------
with respect to assistant officers, the President may appoint such assistant officers as shall be deemed necessary.

      D.   Salaries of Officers.  The salaries of all officers elected by the
           --------------------
Board shall be fixed by the Board. Salaries of all other officers or employees shall be fixed by the President.

      E.   Term of Office.  The officers of the corporation shall hold office
           --------------
until their successors are chosen and qualify instead, but any officer may be removed at any time by the of Directors. In the event of any vacancy in office, the their Board same may be filled by the Board of Directors or by the Executive Committee, but the person so chosen shall hold office only until the first meeting of the Board of Directors after

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the next annual meeting of shareholders and until his successor is chosen and qualifies. In their discretion, the Board of Directors may from time to time cause the powers and duties of any officer to devolve upon any other person for the time being.

IV.  President.
     ---------

     A.   Duties.  The President shall preside at all meetings of the
          ------
shareholders and of the Board of Directors (unless the Board has elected a chairman), appoint all committees recommended by the Board, and serve as ex officio member of all standing committees. The President shall be chief executive officer of the corporation and shall have general supervision of the affairs of the corporation and attend generally to its executive business, and, except as otherwise prescribed by the Board of Directors, shall have full authority to appoint and discharge and fix the compensation of employees.

     B.   Execution of Instruments.  The President shall execute bonds,
          ------------------------
mortgages, contracts and other instruments in behalf of the corporation and direct the secretary to affix the seal of the corporation to such instruments, except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

V.   Vice President.
     --------------

     A.   Duties.  In the absence of or during the disability of the President,
          ------
his duties shall be performed by the Vice President. The Vice President shall also perform such duties as the President or the Board of Directors may from time to time delegate.

VI.  Secretary.
     ---------

     A.   Secretary - Duties and Functions.  The Secretary shall be present at
          --------------------------------
all meetings of the shareholders and of the Board of Directors, keep minutes of all proceedings and a record of all votes in a book to be kept for that purpose. The Secretary shall also notify, or cause to be notified, all persons entitled to notice of all meetings of shareholders or of the Board of Directors. The Secretary shall keep safe custody of the seal of the corporation, and when authorized by the Board, the Executive Committee or the President, affix the same to any instrument, and when so affixed attest thereto by signature. The Secretary shall have charge of transfers of stock. The

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Secretary shall also perform such duties as the Board of Directors, the
Executive Committee or the President may from time to time delegate.

      B.   Assistant Secretaries - Duties and Functions.  The assistant
           --------------------------------------------
secretaries shall, in the absence or disability of secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board Directors, the Executive Committee or the President may prescribe.

VII.  Treasurer.
      ---------

      A.   Treasurer - Duties and Functions.  The treasurer shall have custody
           --------------------------------
of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

      B.   Treasurer - Disbursements and Accounts.  He shall disburse the funds
           --------------------------------------
of the corporation as may be ordered by the Board, the Executive Committee or the President, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

      C.   Treasurer - Fidelity Bond.  If required by the Board of Directors, he
           -------------------------
shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control, belonging to the corporation.

      D.   Assistant Treasurers - Duties and Functions.  The assistant
           -------------------------------------------
treasurers shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Directors, Executive Committee, or the President shall prescribe.

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VIII.  Action by Vice President or Assistant Officers.
       ----------------------------------------------

       A.   Conclusiveness.  The taking of any action by the vice president in
            --------------
place of the president shall be conclusive evidence of the absence or disability of the president. The taking of any action by an assistant secretary in place of the secretary or the taking of any action by an assistant treasurer in place of the treasurer shall be conclusive evidence of the absence or disability of the secretary or of the treasurer.

IX.    Stock and Shareholders.
       ----------------------

       A.   Stock Certificates.  Certificates of stock shall be numbered and
            ------------------
entered in the books of the corporation as they are issued. The issuance of stock certificates to shareholders and transfers of them shall be made by the Secretary when required. The certificates shall be signed by the President, authenticated by the seal of the corporation, and countersigned by the Secretary. Transfers shall be made in person or by duly authorized attorney on the books of the corporation on surrender of the certificates properly endorsed to the corporation for cancellation, by the registered shareholder or his assignee or legal representative, who shall furnish proper evidence of succession, assignment or authority to transfer. All certificates shall be in such form as may be adopted by the Board of Directors, and the Board of Directors shall have full authority to change and modify such from from time to time.

       B.   Lost Stock Certificates.  New certificates for shares of stock may
            -----------------------
be issued to replace certificates lost, stolen, destroyed or mutilated, upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

       C.   Rules and Regulations.  The Board of Directors shall have power and
            ---------------------
authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

       D.   Fixing Record Dates of Shares.  The Board of Directors may fix a
            -----------------------------
time, not more than fifty days prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any

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change, conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

     E.   Registered Shareholders.  The corporation shall be entitled to treat
          -----------------------
the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary, unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

X.   Dividends.
     ---------

     A.   Declaration.  Dividends upon the shares of stock of the corporation
          -----------
may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, so far as the same is permitted by law.

     B.   Reserve Fund.  Before payment of any dividend, there may be set aside
          ------------
out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends, for necessary working capital, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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XI.  Indemnification.
     ---------------

     A. The corporation shall indemnify and hold harmless each director of officer of the corporation, or other employee thereof designated from time to time by the Board of Directors to be entitled to indemnification, who now or hereafter may act as director, officer, employee or agent for the corporation or at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprises (hereinafter collectively referred to as "other enterprise"), for and against all liabilities and expenses reasonably incurred by or imposed upon him in connection with or resulting from any civil, criminal, administrative, investigative or other claim, action, suit or proceeding (hereinafter collectively referred to as "action"), whether made or instituted by or in the name of the corporation or such other enterprise, or other made or instituted, in which such person may become involved as a party, or otherwise, by reason of his being or having been such director, officer, employee or agent, or by reason of any act performed or not performed in any such capacity, whether or not he continues to be such at the time such liabilities or expenses are incurred and whether or not such act or omission to act occurred before or after the adoption of this By-Law provided: (1) that in respect of any action by or in the right of the corporation or such other enterprise, such person was not guilty of misconduct or negligence in performing his duty to the corporation or such other enterprise, and (2) that in respect of all other actions such person acted in good faith in what he reasonably believed to be in the best interests of this corporation or such other enterprises, and in addition in any criminal action had no reasonable cause to believe that his conduct was unlawful.

     B. As used in this By-Law, the term "liabilities and expenses" shall include but not be limited to counsel fees and expenses and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by such person, but unless approved by a court as being fair and proper under all the circumstances, shall not include amounts paid to this corporation or such other enterprises.

     C. Where such person has been wholly successful on the merits in such action, or where indemnification has been awarded to him by a court, he shall be entitled to indemnification as of right; otherwise, the corporation shall reimburse or indemnify him only if it shall be determined that such person has met the standards set forth in paragraph A. hereof. Such

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determination shall be made by the Board of Directors, acting by a quorum consisting of two or more directors of the corporation other than those involved in the action, or if there are not at least two directors then in office other than those involved in the action, by arbitration in accordance with the Rules of the American Arbitration Association.

     D. The termination of any action by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or such other enterprise, and, with respect to any criminal action, had reasonable cause to believe that his conduct was lawful.

     E. Expenses incurred with respect to any action may be advanced by the corporation prior to the final disposition thereof, upon receipt of an agreement by such person to repay any amounts for which it shall ultimately be determined that he is not entitled to indemnification.

     F. The foregoing right of reimbursement or indemnification shall not be exclusive of other rights in which any such person may otherwise be entitled and, in the event of his death, shall extend to his legal representatives.

     G. The Board of Directors shall have power to purchase and maintain insurance on behalf of the corporation and of each such person against the liabilities and expenses referred to in this By-Law.

     H. To the full extent permitted by the laws of the Commonwealth of Pennsylvania, as they exist on the date hereof or as they may hereafter be amended, the Corporation shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was at the request of the Corporation also serving as a director, officer, employee or agent of another corporation,

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partnership, joint venture, trust or ther enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorney's fees), judgments, fines, penalties excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification hereunder with respect to any settlement or other non-adjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement of disposition. The right of indemnification created by this Article shall be a contract right enforceable by an Indemnitee against the Corporation, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The provisions of this Article shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to these By-Laws shall deprive any Indemnitee of any rights under this Article with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change addition or repeal.

     I. A Director of this Corporation will not be personally liable for monetary damages as a result of any action taken or failure to take any action unless such action or inaction constitutes both:

          (a) a breach of or failure to perform his duties in compliance with the standards of fiduciary care prescribed in the Directors' Liability Act; and

          (b)  self dealing, willful misconduct or recklessness.

     However, the aforementioned limitation of liability will not apply to:

          (a) the responsibility or liability of a director pursuant to any criminal statute; or

          (b) the liability of a director for the payment of taxes pursuant to local, State or Federal law.

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XII.   Principal Office.  The principal office of the corporation shall be at
       ----------------
154 West High Street, Red Lion, York County, Pennsylvania 17356.

XIII.  Corporate Seal.  The Board of Directors shall prescribe the form of a
       --------------
suitable corporate seal, which shall contain the full name of the corporation and the year and State of incorporation.

XIV.   Fiscal Year.  The fiscal year of the corporation shall end on December
       -----------
31.

XV.    Financial Reports.  Financial reports shall be in such form and shall
       -----------------
contain such information as the Board of Directors shall determine. Such reports need not be verified by certified public accountants. If the accounts are audited or verified by certified public accountants, such accountants shall be selected by the Board of Directors and not by the shareholders of the Corporation.

XVI.   Amendments.
       ----------

       A.   By Shareholders and Directors - Notice.  These By-Laws may be
            --------------------------------------
altered, amended or repealed at any annual meeting of the shareholders, or at any special meeting of the shareholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting, by the affirmative vote of a majority of the shares present or represented at such meeting and entitled to vote of the shares present or represented at such meeting and entitled to vote thereat; or by the affirmative vote of a majority of a quorum of the directors present at any regular meeting of the Board or at any special meeting of the Board, if notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting; provided, however, that no amendment of the By-Laws changing the place of the meeting of shareholders for the election of directors shall be made within sixty (60) days next before the day on which such meeting is to be held and that upon the adoption of such amendment notice thereof shall be given within ten (10) days thereafter to each shareholder in person or by letter mailed to his address appearing on the books of the corporation.

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